EXHIBIT 99.1

News Release

Linda McNeill, Investor Relations
(713) 267-7622

BRISTOW GROUP REPORTS STRONG FINANCIAL RESULTS
FOR THE DECEMBER 2007 QUARTER

▪	Revenue increased by 24%

▪	Net earnings per share more than doubled

HOUSTON, February 5, 2008 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its December 2007 quarter.

Highlights include:

For the quarter ended December 31, 2007:

▪
Revenue of $261.5 million increased by 24% over the December 2006 quarter.  Revenue gains occurred primarily in our Europe, West Africa and Southeast Asia business units, driven by increases in rates for helicopter services, increased demand for helicopter services from our existing customers and the addition of new aircraft.

▪
Operating income of $36.7 million increased 82% from $20.2 million in the December 2006 quarter, and operating margin increased to 14.1% versus 9.6% for the December 2006 quarter.  The improvements were primarily the result of higher revenue and the inclusion in the December 2007 quarter of $4.1 million of gains on disposal of assets compared to $1.0 million for the December 2006 quarter.  Additionally, operating income and margin were impacted by the items discussed below.

▪
Net income of $20.1 million increased 91% from $10.5 million for the December 2006 quarter.  Net income for the December 2007 quarter includes the previously announced loss of $6.2 million ($0.20 per diluted share) on the sale of our Grasso Production Management (“Grasso”) business in November 2007, which is presented as discontinued operations.

▪
Diluted earnings per share from continuing operations almost tripled to $0.86 from $0.29 for the December 2006 quarter, while diluted earnings per share on net earnings increased to $0.66 from $0.31 for the December 2006 quarter.

▪
Diluted earnings per share for the December 2007 quarter reflects the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million to our weighted average diluted shares.  However, diluted earnings per share for the December 2006 quarter was reduced by the preferred stock dividends, while the weighted-average shares outstanding did not include the assumed conversion of preferred stock into common shares.  The computation was different in the December 2006 quarter because inclusion of these shares and preferred stock dividends would have had an anti-dilutive effect for that period.

▪	Operating results for the December 2007 quarter included the following items:

o	An impairment charge of $1.8 million related to inventory utilized on S-61 search and rescue (“SAR”) configured aircraft.

o	$2.5 million of retroactive compensation cost increases recorded within our West Africa operations resulting from the completion of union negotiations.

o	$1.5 million of retroactive rate increases with a major customer in Nigeria.

Excluding these items, operating income would have been $39.5 million, operating margin would have been 15.1%, income from continuing operations would have been $28.0 million and diluted EPS from continuing operations would have been $0.92.

For the nine months ended December 31, 2007:

▪
Revenue of $752.5 million increased 20% over the same period of fiscal year 2007 due to revenue gains in most business units, driven by increases in rates for helicopter services, increased demand for helicopter services from our existing customers and the addition of new aircraft.

▪
Operating income of $115.3 million increased 45% from $79.4 million for the nine months ended December 31, 2006, and operating margin increased to 15.3% versus 12.7% for the nine months ended December 31, 2006.  The improvements were primarily the result of the improvement in rates.  Additionally, operating income and margin were impacted by the items discussed below.

▪
Net income of $76.8 million increased 64% from $46.8 million for the nine months ended December 31, 2006.  Net income for the nine months ended December 31, 2007 includes the previously announced loss of $6.2 million ($0.20 per diluted share) on the sale of our Grasso business in November 2007, which is presented as discontinued operations.

▪
Diluted earnings per share from continuing operations increased 57% to $2.68 from $1.71 for the nine months ended December 31, 2006 while diluted earnings per share on net earnings increased to $2.52 from $1.80 for the nine months ended December 31, 2006.

▪
Diluted earnings per share for the nine months ended December 31, 2007 and 2006 reflected the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million and 2.4 million shares, respectively, to our weighted-average diluted shares.

▪	Operating results for the nine months ended December 31, 2007 included the following items:

o	An impairment charge of $1.8 million related to inventory utilized on S-61 SAR configured aircraft.

o	Reversal of $1.0 million of previously accrued SEC settlement costs.

o	Reversal of a $5.4 million accrual for sales tax contingency in Nigeria.

Excluding these items, operating income would have been $110.7 million, operating margin would have been 14.7%, income from continuing operations would have been $78.5 million and diluted EPS from continuing operations would have been $2.58.

Capital and Liquidity:

▪	The December 31, 2007 consolidated balance sheet reflected $959.3 million in stockholders’ investment and $607.8 million of indebtedness.

▪	We had $315.3 million in cash and an undrawn $100 million revolving credit facility.

▪
We generated $57.8 million of cash from operating activities, $344.8 million in net proceeds from the issuance of 7 ½% senior notes, $23.0 million of cash from asset dispositions and $22.0 million in net cash from the sale of Grasso during the nine months ended December 31, 2007.

▪
We used $288.8 million for capital expenditures – primarily for aircraft – and $14.6 million for the acquisitions (net of cash acquired) of Bristow Academy and Vortex during the nine months ended December 31, 2007.

▪	Aircraft purchase commitments totaled $344.7 million for 28 aircraft, with options totaling $472.6 million for 34 aircraft as of December 31, 2007.

William E. Chiles, President and Chief Executive Officer of Bristow Group Inc., said, “We remain very pleased with our operational and financial performance. The delivery of new aircraft as well as rate increases in several operating regions produced strong revenues and earnings performance in the December quarter.  We renegotiated and extended the last of our major contracts in Nigeria at significantly better rates during the quarter, which should result in improved operating margins for our West Africa business unit – and move us closer to meeting our return on capital goal for this region.  We also saw improved rates from the North Sea.

“We continued to invest in our fleet with the exercise of options on eight additional aircraft, including five large- and three medium-sized helicopters from Sikorsky and Eurocopter.

“During the quarter we also completed the sale of our Grasso Production Management business, which makes Bristow Group a pure play in helicopter transportation services principally to the offshore energy industry.”

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Wednesday, February 6, 2008, to review financial results for the fiscal quarter ended December 31, 2007.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com
▪	Live: Click on the link for “Q3 2008 Bristow Group Inc. Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 219-6110
▪	Replay: A telephone replay will be available through Friday, February 22, by dialing toll free (800) 405-2236, passcode: 11106959#

Via Telephone outside the U.S.:
▪	Live: Dial (303) 262-2143
▪	Replay: A telephone replay will be available through Friday, February 22, by dialing (303) 590-3000, passcode: 11106959#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding margins, rate of return and the addition of new aircraft to our fleet.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2007 and the annual report on Form 10-K for the year ended March 31, 2007.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

On November 2, 2007, we sold our Grasso business, which comprised our entire Production Management Services segment.  The financial results for our Production Management Services segment are classified as discontinued operations in the consolidated statements of income and balance sheets presented below.  In addition to statements of incomefor the three and ninemonths ended December 31, 2007and the same periods in the prior year, we have provided in the tables at the end of this release our consolidated statements of income for the three months ended June 30, September 30, and December 31, 2006 and March 31, June 30, September 30 and December 31, 2007 with the financial results for our Production Management Services segment classified as discontinued operations to conform to the current presentation.

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2007	2006	2007
Gross revenue:
Operating revenue from non-affiliates	$180,343	$222,831	$530,323	$642,598
Operating revenue from affiliates	10,701	13,633	34,411	38,588
Reimbursable revenue from non-affiliates	18,793	23,439	58,794	66,075
Reimbursable revenue from affiliates	1,172	1,617	3,390	5,218
	211,009	261,520	626,918	752,479
Operating expense:
Direct cost	140,867	169,704	408,977	475,416
Reimbursable expense	20,575	24,344	62,691	68,587
Depreciation and amortization	11,015	12,445	31,942	36,127
General and administrative	19,355	22,373	49,662	61,018
Gain on disposal of assets	(1,044)	(4,094)	(5,706)	(3,921)
	190,768	224,772	547,566	637,227
Operating income	20,241	36,748	79,352	115,252
Earnings from unconsolidated affiliates, net of losses	2,106	3,725	5,393	11,233
Interest income	3,767	3,697	6,027	9,781
Interest expense	(2,539)	(6,684)	(8,646)	(16,135)
Other income (expense), net	(5,226)	989	(11,319)	1,775
Income from continuing operations before provision for income taxes and minority interest	18,349	38,475	70,807	121,906
Provision for income taxes	(8,158)	(12,302)	(25,390)	(40,035)
Minority interest	(257)	61	(1,049)	(392)
Income from continuing operations	9,934	26,234	44,368	81,479
Discontinued operations:
Income (loss) from discontinued operations before provision for income taxes	812	(1,429)	3,721	690
Provision for income taxes on discontinued operations	(295)	(4,657)	(1,334)	(5,399)
Income (loss) from discontinued operations	517	(6,086)	2,387	(4,709)
Net income	10,451	20,148	46,755	76,770
Preferred stock dividends	(3,150)	(3,162)	(3,471)	(9,487)
Net income available to common stockholders	$7,301	$16,986	$43,284	$67,283
Basic earnings per common share:
Earnings from continuing operations	$0.29	$0.97	$1.75	$3.03
Earnings (loss) from discontinued operations	0.02	(0.26)	0.10	(0.19)
Net earnings	$0.31	$0.71	$1.85	$2.84
Diluted earnings per common share:
Earnings from continuing operations	$0.29	$0.86	$1.71	$2.68
Earnings (loss) from discontinued operations	0.02	(0.20)	0.09	(0.16)
Net earnings	$0.31	$0.66	$1.80	$2.52

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2007	December 31, 2007
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$178,268	$315,265
Accounts receivable from non-affiliates	147,608	185,083
Accounts receivable from affiliates	17,199	16,960
Inventories	157,563	174,681
Prepaid expenses and other	17,387	18,154
Current assets from discontinued operations	17,949	—
Total current assets	535,974	710,143
Investment in unconsolidated affiliates	46,828	53,834
Property and equipment – at cost:
Land and buildings	51,785	57,820
Aircraft and equipment	1,139,781	1,399,044
	1,191,566	1,456,864
Less – Accumulated depreciation and amortization	(300,045)	(306,673)
	891,521	1,150,191
Goodwill	6,630	15,633
Other assets	10,725	30,590
Long-term assets from discontinued operations	14,125	—
	$1,505,803	$1,960,391

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$40,459	$37,997
Accrued wages, benefits and related taxes	36,390	37,021
Income taxes payable	3,412	8,777
Other accrued taxes	9,042	2,991
Deferred revenues	16,283	19,876
Accrued maintenance and repairs	12,309	15,932
Accrued interest	4,511	8,780
Other accrued liabilities	17,151	20,702
Deferred taxes	18,097	11,352
Short-term borrowings and current maturities of long-term debt	4,852	7,351
Current liabilities from discontinued operations	5,462	—
Total current liabilities	167,968	170,779
Long-term debt, less current maturities	254,230	600,469
Accrued pension liabilities	113,069	107,005
Other liabilities and deferred credits	17,345	15,024
Deferred taxes	76,054	102,681
Long-term liabilities from discontinued operations	35	—
Minority interest	5,445	5,099
Commitments and contingencies
Stockholders’ investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	236	239
Additional paid-in capital	169,353	183,517
Retained earnings	515,589	582,872
Accumulated other comprehensive loss	(36,075)	(29,848)
	871,657	959,334
	$1,505,803	$1,960,391

BRISTOW GROUP INC. AND SUBSIDIARIES
CORPORATE ITEMS AFFECTING THE COMPARABILITY OF RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2006			2007
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share
Continuing operations:
Investigations:
SEC (1)	$(3,000)	$(2,067)	$(0.09)	$—	$—	$—
DOJ (2)	(670)	(462)	(0.02)	(296)	(192)	(0.01)
Tax contingency related items (3)	—	800	0.03	—	600	0.02
Acquisitions and divestitures:
Expense of previously deferred acquisition costs (4)	(1,889)	(1,302)	(0.06)	—	—	—
Turbo asset sale (5)	(120)	(2,419)	(0.10)	—	—	—
7 ½% Senior Notes due 2017 (6)	—	—	—	(3,024)	(1,966)	(0.06)
Foreign currency transaction gains(losses) (7)	(3,413)	(2,352)	(0.10)	963	626	0.02
Preferred Stock (8)	2,334	1,608	(0.07)	—	—	(0.15)
Total — continuing operations	(6,758)	(6,194)	(0.41)	(2,357)	(932)	(0.18)
Discontinued operations (9)	—	—	—	(1,555)	(6,168)	(0.20)
Total	$(6,758)	$(6,194)	$(0.41)	$(3,912)	$(7,100)	$(0.38)

	Nine Months Ended December 31,
	2006			2007
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share
Continuing operations:
Investigations:
SEC (1)	$(3,105)	$(2,096)	$(0.08)	$1,000	$650	$0.02
DOJ (2)	(1,542)	(1,041)	(0.04)	(784)	(510)	(0.02)
Tax contingency related items (3)	(2,800)	410	0.02	5,396	4,907	0.16
Acquisitions and divestitures:
Expense of previously deferred acquisition costs (4)	(1,889)	(1,275)	(0.05)	—	—	—
Turbo asset sale (5)	(120)	(2,421)	(0.09)	—	—	—
7 ½% Senior Notes due 2017 (6)	—	—	—	(6,397)	(4,158)	(0.14)
Foreign currency transaction gains(losses) (7)	(9,555)	(6,450)	(0.25)	1,707	1,110	0.04
Preferred Stock (8)	2,605	1,758	(0.16)	—	—	(0.66)
Total — continuing operations	(16,406)	(11,115)	(0.65)	922	1,999	(0.60)
Discontinued operations (9)	—	—	—	(1,555)	(6,168)	(0.20)
Total	$(16,406)	$(11,115)	$(0.65)	$(633)	$(4,169)	$(0.80)
______

(1)
Represents a reversal of previously accrued costs incurred in conjunction with the SEC investigation regarding findings from the internal review initiated by the Audit Committee of our board of directors in fiscal year 2005 of certain payments made by two of our affiliated entities in a foreign country.  These costs were included in general & administrative costs in our consolidated statements of income.

(2)
Represents legal and other professional fees incurred in connection with a document subpoena received from the Antitrust Division of the Department of Justice (“DOJ”) in June 2005, which related to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico focusing on activities during the period from January 1, 2000 to June 13, 2005.  These costs are included in general & administrative costs in our consolidated statements of income.

(3)
Represents $5.4 million in reversal of accrual for sales tax contingency during the nine months ended December 31, 2007 in Nigeria ($2.8 million of which was originally accrued during the nine months ended December 31, 2006) included in direct costs in our consolidated statements of income and a direct reduction in our provision for income taxes in our consolidated statements of income for income tax contingency items, which represents the remainder of the impact on net income and diluted earnings per share.

(4)
Represents expense recorded in December 2006 for acquisition costs previously deferred in connection with an acquisition we were evaluating as we determined that the acquisition was no longer probable.  This expense is included within other income (expense), net in our consolidated statements of income.

(5)
On November 30, 2006, we completed a sale of the assets of our aircraft engine overhaul business, Turbo, to Timken Alcor Aerospace Technologies, Inc. for approximately $14.6 million, including estimated post-closing adjustments.  The sale was effective November 30, 2006 and resulted in a pre-tax gain of $0.1 million, which is included in gain on disposition of assets in our consolidated statements of income for the three and nine months ended December 31, 2006.  However, the transaction resulted in additional tax expense of $2.5 million related to non-deductible goodwill recorded at the time we acquired Turbo in 2001.

(6)	Represents the effect on interest expense, net of interest income from invested proceeds, resulting from the issuance of 7 ½% Senior Notes due 2017 in June and November 2007.

(7)
Represents foreign currency transaction gains and losses resulting from changes in exchange rates during the applicable periods.  The effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect.  These amounts are included in other income (expense), net in our consolidated statements of income.

(8)
Represents the effect of the preferred stock offering completed in September and October 2006.  The net income effect results from interest income earned on remaining cash proceeds generated from the offering.  Diluted earnings per share for the three and nine months ended December 31, 2007 and 2006 was reduced by the effect of the inclusion of weighted average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution, partially offset by the impact of higher interest income.

(9)	Represents the loss recorded, net of transaction costs and the tax impact of non-deductible goodwill, related to the Grasso disposition on November 2, 2007.

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
North America	34,742	34,658	118,499	114,552
South and Central America	9,973	10,417	28,889	32,594
Europe	10,917	11,625	31,772	33,940
West Africa	9,733	9,824	27,795	28,609
Southeast Asia	3,059	4,590	9,328	11,578
Other International	2,641	2,120	7,119	6,844
Consolidated total	71,065	73,234	223,402	228,117

Gross revenue:
North America	$57,795	$57,267	$183,667	$180,265
South and Central America	13,173	16,476	39,322	49,463
Europe	73,879	95,100	218,566	271,996
West Africa	35,062	46,287	98,008	125,369
Southeast Asia	18,181	29,918	52,847	76,268
Other International	11,462	11,874	32,601	35,375
EH Centralized Operations	3,816	5,239	10,428	17,375
Bristow Academy	—	3,969	—	10,216
Intrasegment eliminations	(2,359)	(4,647)	(8,495)	(13,887)
Corporate	—	37	(26)	39
Consolidated total	$211,009	$261,520	$626,918	$752,479

Operating income (loss):
North America	$5,906	$6,875	$22,246	$28,458
South and Central America	3,747	4,132	11,341	12,390
Europe	9,554	20,695	37,177	57,165
West Africa	5,838	7,019	13,019	25,308
Southeast Asia	3,030	6,476	8,675	15,710
Other International	1,642	712	6,929	4,758
EH Centralized Operations	(2,265)	(6,404)	(6,616)	(13,930)
Bristow Academy	—	(130)	—	(612)
Gain on disposal of assets	1,044	4,094	5,706	3,921
Corporate	(8,255)	(6,721)	(19,125)	(17,916)
Consolidated total	$20,241	$36,748	$79,352	$115,252

Operating margin:
North America	10.2%	12.0%	12.1%	15.8%
South and Central America	28.4%	25.1%	28.8%	25.1%
Europe	12.9%	21.8%	17.0%	21.0%
West Africa	16.7%	15.2%	13.3%	20.2%
Southeast Asia	16.7%	21.6%	16.4%	20.6%
Other International	14.3%	6.0%	21.3%	13.5%
EH Centralized Operations	(59.4)%	(122.2)%	(63.4)%	(80.2)%
Bristow Academy	N/A	(3.3)%	N/A	(6.0)%
Consolidated total	9.6%	14.1%	12.7%	15.3%

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007
Gross revenue:
Operating revenue from non-affiliates	$170,886	$179,094	$180,343	$178,931	$199,909	$219,858	$222,831
Operating revenue from affiliates	12,079	11,631	10,701	13,759	11,097	13,858	13,633
Reimbursable revenue from non-affiliates	22,243	17,758	18,793	21,450	19,042	23,594	23,439
Reimbursable revenue from affiliates	1,072	1,146	1,172	2,537	1,103	2,498	1,617
	206,280	209,629	211,009	216,677	231,151	259,808	261,520
Operating expense:
Direct cost	129,479	138,631	140,867	139,387	153,088	152,624	169,704
Reimbursable expense	23,314	18,802	20,575	23,247	20,145	24,098	24,344
Depreciation and amortization	10,236	10,691	11,015	10,517	11,331	12,351	12,445
General and administrative	14,602	15,705	19,355	16,659	18,385	20,260	22,373
Gain on disposal of assets	(992)	(3,670)	(1,044)	(4,909)	(584)	757	(4,094)
	176,639	180,159	190,768	184,901	202,365	210,090	224,772
Operating income	29,641	29,470	20,241	31,776	28,786	49,718	36,748
Earnings from unconsolidated affiliates, net of losses	1,559	1,728	2,106	6,030	3,390	4,118	3,725
Interest income	1,248	1,012	3,767	2,689	2,124	3,960	3,697
Interest expense	(3,236)	(2,871)	(2,539)	(2,294)	(2,928)	(6,523)	(6,684)
Other income (expense), net	(4,785)	(1,308)	(5,226)	2,321	426	360	989
Income from continuing operations before provision for income taxes and minority interest	24,427	28,031	18,349	40,522	31,798	51,633	38,475
Provision for income taxes	(8,022)	(9,210)	(8,158)	(13,391)	(9,439)	(18,294)	(12,302)
Minority interest	(116)	(676)	(257)	(151)	(449)	(4)	61
Income from continuing operations	16,289	18,145	9,934	26,980	21,910	33,335	26,234
Discontinued operations:
Income (loss) from discontinued operations before provision for income taxes	1,461	1,448	812	688	1,157	962	(1,429)
Provision for income taxes on discontinued operations	(521)	(518)	(295)	(251)	(395)	(347)	(4,657)
Income (loss) from discontinued operations	940	930	517	437	762	615	(6,086)
Net income	17,229	19,075	10,451	27,417	22,672	33,950	20,148
Preferred stock dividends	—	(321)	(3,150)	(3,162)	(3,162)	(3,163)	(3,162)
Net income available to common stockholders	$17,229	$18,754	$7,301	$24,255	$19,510	$30,787	$16,986
Basic earnings per common share:
Earnings from continuing operations	$0.70	$0.76	$0.29	$1.01	$0.80	$1.27	$0.97
Earnings (loss) from discontinued operations	0.04	0.04	0.02	0.02	0.03	0.03	(0.26)
Net earnings	$0.74	$0.80	$0.31	$1.03	$0.83	$1.30	$0.71
Diluted earnings per common share:
Earnings from continuing operations	$0.69	$0.75	$0.29	$0.89	$0.73	$1.10	$0.86
Earnings (loss) from discontinued operations	0.04	0.04	0.02	0.02	0.02	0.02	(0.20)
Net earnings	$0.73	$0.79	$0.31	$0.91	$0.75	$1.12	$0.66